MORGAN STANLEY PATHWAY FUNDS

POWER OF ATTORNEY

The person whose signature appears below, hereby constitutes and appoints the Chief Executive Officer, Chief Financial Officer, and Secretary of Morgan Stanley Pathway Funds, a Massachusetts business trust, (the “Trust”), and each of them singly, true and lawful attorneys on behalf of the undersigned as a trustee of the Trust, with full power to them and each of them, to sign for the undersigned and in his or her name and the capacity listed below, the Registration Statement for the Trust on Form N-14 with regard to the reorganizations of (i) the Large Cap Equity Fund, a series of the Trust, into the Large Cap Equity ETF, a series of the Trust; and (ii) the Small-Mid Cap Equity Fund, a series of the Trust, into the Small-Mid Cap Equity ETF, a series of the Trust, and any and all Amendments to said Registration Statement, and to file the same with all exhibits thereto, and other documents in connection thereunder, with the U.S. Securities and Exchange Commission, granting unto said attorneys of the undersigned, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand on the date set forth below.

/s/ Adela Cepeda	August 15, 2024
Adela Cepeda
Trustee

/s/ Eric T. McKissack	August 15, 2024
Eric T. McKissack
Trustee

/s/ Teresa S. Westbrook	August 15, 2024
Teresa S. Westbrook
Trustee

/s/ W. Thomas Matthews	August 15, 2024
W. Thomas Matthews
Trustee

/s/ Mark J. Reed	August 15, 2024
Mark J. Reed
Trustee